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EXHIBIT  5.1

                            FRANK W. BIRKHOLZ, P.S.
                               Attorney at Law

                           1001 Fourth Avenue, Suite 3827
                             Seattle, Washington, 98154
                         (206) 682-7626  FAX (206) 682-9963

                                 FEBRUARY 1, 2005

Henley  Ventures  Inc.
Third  Floor  -  830  West  Pender  Street
Vancouver,  British  Columbia,  Canada
V6C  1J8


Re:     Registration  Statement  on  Form  SB-2

Gentlemen:

We have acted as counsel to Henley Ventures, Inc., a Nevada corporation (the "Company") in connection with rendering an opinion as to the validity of the issuance of stock and its non-assessability in connection with a Registration Statement on Form SB-2 (the "Registration Statement") for the sale of up to 1,220,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), all of which is in the hands of selling shareholders.

We have reviewed the Certificate of Incorporation of the Company and such other documents that we considered necessary in order to render this opinion. As a result of our review, we are of the opinion that, assuming payment in full of the purchase price therefore and the validity of the resolutions approving the issuance of the Common Stock, the shares of Common Stock were validly issued, fully paid and nonassessable.

This opinion is limited to applicability of the Nevada General Corporation Law to the issuance of the shares of Common Stock. We have not participated in the preparation or review of the Registration Statement, nor do we express any opinion thereon. This opinion does not cover nor is it in any way related to the applicability of, or compliance by the Company or any shareholder with, any other law, including any federal or state securities laws, any other state law or any other federal law, nor do we approve or express any opinion, express or implied, with respect to any of the material contained in the Registration Statement, or any material that may have been omitted therefrom, or any other matter respecting the registrant.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very  truly  yours,

/s/  "Frank  W.  Birkholz,